Exhibit 10.2

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”), dated as of December 12, 2016, is entered into by and among Patterson-UTI Energy, Inc. a Delaware corporation (“Parent”), and the undersigned signatories set forth on the signature pages hereto under the heading “Stockholders” (the “Stockholders”). The parties to this Agreement are sometimes referred to herein collectively as the “Parties,” and individually as a “Party.” Capitalized terms used herein without definition shall have the respective meanings specified in the Merger Agreement (as defined below).

WHEREAS, the Stockholders in aggregate own 3,579,743 shares (the “Stockholder Shares”) of common stock of Seventy Seven Energy Inc., a Delaware corporation (the “Company”) (such Stockholder Shares, together with (a) any other equity interests in the Company or (b) rights to acquire such equity interests, in each case acquired (whether beneficially or of record) by the Stockholders after the date hereof and prior to the Expiration Date, including any shares of common stock of the Company or rights to acquire such shares acquired by means of purchase, dividend or distribution, or issued upon the exercise of any options or warrants (including any Company Warrants) or the conversion of any convertible securities or otherwise, being collectively referred to herein as the “Securities”);

WHEREAS, Parent, Pyramid Merger Sub, Inc., a Delaware corporation (“Merger Sub” and together with Parent, the “Parent Entities”), and the Company, propose to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, among other things, Merger Sub will be merged with and into the Company with the Company surviving as a wholly owned Subsidiary of Parent, all upon the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”);

WHEREAS, the approval of the Merger and the adoption of the Merger Agreement by the holders of a majority of the issued and outstanding shares of common stock of the Company entitled to vote as of the record date is a condition to the consummation of the Merger; and

WHEREAS, as a condition to the willingness of the Parent Entities to enter into the Merger Agreement and as an inducement and in consideration therefor, the Stockholders have agreed to enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, intending to be legally bound, the Parties agree as follows:

ARTICLE I

VOTING; GRANT AND APPOINTMENT OF PROXY

Section 1.1 Voting. From and after the date hereof until the earliest of (a) the consummation of the Merger, (b) six (6) months following the date of termination of the Merger Agreement pursuant to and in compliance with Section 7.1(d) or 7.1(e) of the Merger Agreement, or pursuant to and in compliance with Section 7.1(f) of the Merger Agreement as a result of a material breach by the Company of the covenants set forth in Section 5.8(a) or 5.8(b) of the Merger Agreement, (c) the termination of the Merger Agreement pursuant to and in compliance with the terms therein in circumstances in which the Merger Agreement was not terminated pursuant to Section 7.1(d) or 7.1(e) of the Merger Agreement, or pursuant to and in compliance with Section 7.1(f) of the Merger Agreement as a result of a material breach by the Company of the covenants set forth in Section 5.8(a) or 5.8(b) of the Merger Agreement, and (d) with respect to each Stockholder, the entry into without the prior written consent of such Stockholder into any amendment or modification of the Merger Agreement or any waiver of any of the Company’s rights under the Merger Agreement, in each case, which results in a decrease in, or change in the composition of, the Exchange Ratio or imposes any material restrictions or additional constraints on the composition of, the Exchange Ratio (such earliest date, the “Expiration Date”), each of the Stockholders irrevocably and unconditionally hereby agrees that at any meeting (whether annual or special and each adjourned or postponed meeting) of the Company’s stockholders, however called, or in connection with any written consent of the Company’s stockholders, such Stockholder (in such capacity and not in any other capacity) will (i) appear at such meeting or otherwise cause all of the Securities (whether owned beneficially or of record by such Stockholder) to be counted as present thereat for purposes of calculating a quorum and (ii) vote or cause to be voted (including by proxy or written consent, if applicable) all of the Securities (whether owned beneficially or of record by such Stockholder) as follows:

(a) with respect to each meeting at which a vote of such Stockholder on the adoption of the Merger Agreement is requested (a “Merger Proposal”), in favor of the Merger Proposal and in favor of any other matter submitted to the Company’s stockholders as to approval of the Merger and other transactions contemplated by the Merger Agreement;

(b) against any Company Acquisition Proposal, without regard to the terms of such Company Acquisition Proposal;

(c) against any other action, agreement or transaction that is expressly intended or that would reasonably be expected to materially impede, interfere with, delay or postpone the Merger or any of the other transactions contemplated by the Merger Agreement or the performance of the Company’s obligations under this Agreement, including, but not limited to, any of the following: (i) any merger, consolidation or other business combination involving the Company or any of its Subsidiaries; or (ii) a sale, lease or transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, or a reorganization, recapitalization or liquidation of the Company and its Subsidiaries, excluding, in each such case, (A) any action, agreement or transaction that is approved in writing by Parent, (B) the Merger and (C) any other transaction that is expressly contemplated by or provided for in the Merger Agreement;

(d) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of such Stockholder contained in this Agreement; and

(e) in favor of any other matter submitted to the Company’s stockholders necessary to the consummation of the transactions contemplated by the Merger Agreement, including the Merger (clauses (a) through (e), the “Required Votes”).

Section 1.2 Grant of Irrevocable Proxy; Appointment of Proxy.

(a) From and after the date hereof until the Expiration Date, each Stockholder hereby irrevocably and unconditionally grants to, and appoints, Parent and each of its executive officers or other designees as such Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote or cause to be voted (including by proxy or written consent, if applicable) its Securities in accordance with the Required Votes.

(b) Each Stockholder hereby revokes any proxies heretofore given in respect of the Securities, if any, are revocable.

(c) Each Stockholder hereby affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement; provided, that each Stockholder’s grant of the proxy contemplated by this Section 1.2 shall only entitle Parent or its designee to vote such Stockholder’s Securities in accordance with the Required Votes, and each Stockholder shall retain the authority to vote its Securities on all other matters. Each Stockholder hereby further affirms that the irrevocable proxy set forth in this Section 1.2 is coupled with an interest and, except upon the occurrence of the Expiration Date, is intended to be irrevocable.

Section 1.3 Restrictions.

(a) Each Stockholder hereby agrees that, from the date hereof until the Expiration Date, it shall not, directly or indirectly, (i) except in connection with the consummation of the Merger, sell, transfer (by gift or otherwise), assign, tender in any tender or exchange offer, pledge, encumber, hypothecate or similarly dispose of (by merger, by testamentary disposition, by operation of law or otherwise), either voluntarily or involuntarily (a “Transfer”), or to enter into any contract, option or other arrangement or understanding with respect to the Transfer, any Securities or any Company Warrants; (ii) except in connection with the consummation of the Merger, deposit any Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy, consent or power of attorney with respect thereto that is inconsistent with this Agreement; (iii) exercise any demand or similar rights provided to such Stockholder pursuant to that certain Registration Rights Agreement by and among the Company and certain of the Company’s stockholders dated as of August 1, 2016; or (iv) agree to take any of the actions referred to in the foregoing clause (i), (ii) or (iii); provided that each Stockholder shall be permitted to Transfer and enter into any contract with respect to the Transfer, of any Securities or Company Warrants to an Affiliate of the Stockholder as long as such Affiliate agrees to be bound by the terms of this Agreement as if it were a Stockholder. Any transfer in violation of this Section 1.3(a) shall be null and void; provided, further, that if the Merger Agreement is terminated, then, from and after the date on which the Merger Agreement is terminated until the Expiration Date, each Stockholder may Transfer, and enter into any contract, option or other arrangement or understanding with respect to the Transfer of, Securities or Company Warrants to any Person so long as (x) such Transfer is a “broker’s transaction” within the meaning of Rule 144 promulgated under the Securities Act and (y) to the actual knowledge of such Stockholder at the time of Transfer, such Transfer would not cause any Person to acquire beneficial ownership (as such term is used in Rule 13d-3 of the Exchange Act) of Securities or Warrants representing more than 10% of the aggregate number of shares of Company Common Stock then held by all of the Stockholders.

(b) Each Stockholder hereby agrees that, from the date hereof until the earlier of the Closing Date or the termination of the Merger Agreement pursuant to and in compliance with the terms thereof, it shall not, directly or indirectly, offer, sell, short sell, contract to sell, pledge, encumber, hypothecate or otherwise dispose of any shares of Parent Common Stock. Any transfer in violation of this Section 1.3(b) shall be null and void.

Section 1.4 Company Change in Recommendation. Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and until the termination of the Merger Agreement pursuant to and in compliance with the terms thereof there occurs a Company Change in Recommendation pursuant to Section 5.8(c) of the Merger Agreement (a “Change of Recommendation Event”), then the obligations of each Stockholder to vote its Securities in accordance with Section 1.1(a) and Section 1.1(e), shall be limited to the number of shares of Company Common Stock held by such Stockholder, rounded down to the nearest whole share, equal to the product of (a) such Stockholder’s Pro Rata Share multiplied by (b) the Covered Company Common Stock (such amount for each Stockholder, the “Covered Securities”); provided that all other obligations and restrictions contained in this Agreement, including those set forth in Section 1.1(b), Section 1.1(c) and Section 1.1(d) shall continue to apply to all of such Stockholder’s Securities; provided, further, however, that if a Change of Recommendation Event occurs, notwithstanding any other obligations hereunder, any Stockholder shall be expressly permitted to vote its Securities that are not Covered Securities in its sole discretion with respect to any Merger Proposal, including against such Merger Proposal. For purposes of this Agreement, (i) the “Covered Company Common Stock” shall mean the total number of shares of Company Common Stock outstanding as of the record date of the applicable stockholder meeting multiplied by 0.3999 and (ii) such Stockholder’s “Pro Rata Share” shall mean the quotient of the number of Securities held by such Stockholder divided by the number of Securities held by all of the Voting Agreement Stockholders in the aggregate.

Section 1.5 Injunction. Notwithstanding anything to the contrary in this Agreement, if at any time following the date hereof and prior to the Expiration Date a Governmental Body of competent jurisdiction enters an order restraining, enjoining or otherwise prohibiting the Stockholders or their Affiliates from (a) consummating the transactions contemplated by the Merger Agreement or (b) taking any action pursuant to Section 1.1 or Section 1.2 of this Agreement, then (i) the obligations of each Stockholder set forth in Section 1.1 and the irrevocable proxy and power of attorney in Section 1.2 shall be of no force and effect for so long as such order is in effect and, in the case of clause (b), solely to the extent such order restrains, enjoins or otherwise prohibits such Stockholder from taking any such action, and (ii) each Stockholder shall cause the Securities to not be represented in person or by proxy at any meeting at which a vote of such Stockholder on the Merger is requested. Notwithstanding anything to the contrary in this Section 1.5, the restrictions set forth in Section 1.3(a) shall continue to apply with respect to the Securities until the Expiration Date.

ARTICLE II

NO SOLICITATION

Section 2.1 Restricted Activities. During the Pre-Closing Period, each Stockholder shall not directly or indirectly, and shall cause its Subsidiaries not to, and shall use its reasonable best efforts to cause any Representative of such Stockholder or any of its Subsidiaries not to, directly or indirectly, (a) solicit, initiate, facilitate, knowingly encourage (including by way of furnishing confidential information), or induce or take any other action that could reasonably be expected to lead to any inquiries, proposals or indications of interest that constitute the making, submission, or announcement of any Company Acquisition Proposal, (b) furnish any nonpublic information regarding the Company or any of its Subsidiaries to any Person in connection with or in response to a Company Acquisition Proposal or an inquiry or indication of interest that would reasonably be expected to lead to a Company Acquisition Proposal, (c) engage in discussions or negotiations with any Person with respect to any Company Acquisition Proposal, (d) approve, endorse, or recommend any Company Acquisition Proposal, (e) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Company Acquisition Transaction or (f) provide “Holder Consent” as defined under and in accordance with the Company Stockholders Agreement with respect to any Person (other than Parent and Merger Sub), relating to an Acquisition Transaction; provided, that nothing herein shall prohibit any Stockholder, its Representatives or any of its Affiliates from taking any of the actions described in clauses (b), (c), (d) or (e) above with respect to a Company Acquisition Proposal to the extent that the Company or the Company Board becomes permitted to take such action pursuant to Section 5.5 of the Merger Agreement.

Section 2.2 Notification. Each Stockholder shall promptly (and in no event later than 24 hours after receipt thereof) advise Parent orally and in writing of any Company Acquisition Proposal, any inquiry, proposal or indication of interest that would reasonably be expected to lead to a Company Acquisition Proposal, any request for nonpublic information relating to the Company or any of its Subsidiaries with respect to a Company Acquisition Proposal, or any request for discussions or negotiations sought to be initiated or continued with, the Company in respect of any Company Acquisition Proposal (including the identity of the Person making or submitting such Company Acquisition Proposal, inquiry, indication of interest or request and the material terms thereof) that is made or submitted by any Person during the Pre-Closing Period. Each Stockholder shall promptly (and in no event later than 24 hours after receipt thereof) provide Parent with copies of draft agreements relating to, or written proposals containing any material term of, such Company Acquisition Proposal, inquiry or indication of interest received from or on behalf of such Person. Each Stockholder shall keep Parent fully informed with respect to the status and material terms of any such Company Acquisition Proposal, inquiry, indication of interest, or request and any modification or proposed modification thereto (and each Stockholder shall promptly provide Parent with copies of draft agreements relating to, or written proposals containing any material term of, such Company Acquisition Proposal, inquiry or indication of interest that such Stockholder has delivered to any third Person making a Company Acquisition Proposal) and of the status of any such discussions or negotiations.

Section 2.3 Capacity. Each Stockholder is signing this Agreement solely in its capacity as a Company stockholder, and nothing contained herein shall in any way, or shall require any Stockholder to attempt to limit or affect any actions taken by any Representative of such Stockholder in his or her capacity as a director, officer or employee of the Company or any of its Subsidiaries, and no action taken (or failed to be taken) in any such capacity as director, officer or employee shall be deemed to constitute a breach of this Agreement. Nothing in this Article II is intended to limit the obligations and agreements of the Company under the Merger Agreement.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE STOCKHOLDERS

Section 3.1 Representations and Warranties. Each Stockholder represents and warrants to Parent as follows: (a) such Stockholder has the requisite corporate, partnership or limited liability company power and authority to execute, deliver and perform its obligations under this Agreement; (b) this Agreement has been duly executed and delivered by such Stockholder; (c) assuming due authorization, execution and delivery by Parent, this Agreement constitutes the valid and binding agreement of the Stockholder, enforceable against such Stockholder in accordance with its terms (except to the extent that its enforceability may be limited by the Bankruptcy and Equity Exception); (d) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by such Stockholder have been duly authorized by all necessary action on the part of such Stockholder and do not and will not conflict with or violate any Legal Requirements or agreements binding upon such Stockholder, nor require the Consent of any Governmental Body required to be obtained by such Stockholder, or a filing with any Governmental Body required to be made by such Stockholder, except for filings with the SEC by such Stockholder and approvals under Antitrust Laws; (e) such Stockholder beneficially owns (as such term is used in Rule 13d-3 of the Exchange Act) the Securities set forth opposite such Stockholder’s name on Exhibit A attached hereto; (f) except for the restrictions created under this Agreement, the Securities Act, applicable “blue sky” Legal Requirements, pursuant to any written policies of the Company with respect to the trading of securities in connection with insider trading restrictions, such Stockholder owns, beneficially and of record, all such Stockholder Securities free and clear of any proxy, voting restriction, adverse claim or other Lien and has sole voting power with respect to such Stockholder Securities and sole power of disposition with respect to all such Stockholder Securities, with no restrictions on such Stockholder’s rights of voting or disposition pertaining thereto, and no person other than such Stockholder has any right to direct or approve the voting or disposition of any of the Securities; (g) such Stockholder is not a party to any proxies heretofore given in respect of its Securities; and (h) such Stockholder has executed, and provided Parent a copy of, the Company Holder Consent with respect to the entry into the Merger Agreement and the consummation of the Merger.

Section 3.2 Certain Other Agreements.

Each Stockholder hereby:

(a) irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such Stockholder may have with respect to the Securities;

(b) agrees to promptly notify Parent of the number of any additional Securities acquired by such Stockholder or any of its Subsidiaries after the date hereof and prior to the Expiration Date, and that any such Securities shall be subject to the terms of this Agreement as though owned by such Stockholder on the date hereof;

(c) agrees to permit Parent and the Company to publish and disclose in the Proxy Statement such Stockholder’s identity and ownership of the Securities and the nature of such Stockholder’s commitments, arrangements and understandings under this Agreement, in each case to the extent Parent or the Company reasonably determines that such information is required to be publicly disclosed by applicable Legal Requirements; provided, that Parent and the Company shall give such Stockholder and its legal counsel opportunity to review and comment on such publications or disclosures prior to being made public; and

(d) shall and does authorize Parent or its counsel to notify the Company’s transfer agent that there is a stop transfer order with respect to all of the Securities (and that this Agreement places limits on the voting and transfer of such Securities); provided that Parent or its counsel further notifies the Company’s transfer agent to lift and vacate the stop transfer order with respect to the Securities following the Expiration Date.

Section 3.3 Lock-up. No Stockholder shall, during the Lock-up Period, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Parent Common Stock or any securities convertible into or exercisable or exchangeable for Parent Common Stock or any rights thereto (including Parent Common Stock or such other securities convertible into or exercisable or exchangeable for Parent Common Stock that may be deemed to be beneficially owned by such Stockholder in accordance with the rules and regulations of the SEC) (collectively, the “Restricted Parent Securities”) or publicly disclose the intention to make any such offer, sale, pledge or disposition or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Parent Common Stock or such other securities convertible into or exercisable or exchangeable for Parent Common Stock, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Parent Common Stock or such other securities convertible into or exercisable or exchangeable for Parent Common Stock, in cash or otherwise. In furtherance of the foregoing, Parent and any duly appointed transfer agent for the registration or transfer of the Restricted Parent Securities described herein are hereby authorized to decline to make any transfer of Restricted Parent Securities if such transfer would constitute a violation or breach of this Section 3.3. The term “Lock-up Period” means the period commencing on the Closing Date and ending on the earliest to occur of (i) 30 days after the closing of one or more sales by Parent after the date hereof of Parent Common Stock or the incurrence of indebtedness by Parent and its Subsidiaries in the form of term loans or notes for aggregate gross proceeds of $400 million or more and (ii) 90 days after the Closing Date; provided that there shall be no Lock-up Period if the 30-day period set forth in clause (i) expires prior to the Closing Date.

ARTICLE IV

TERMINATION

This Agreement shall terminate and be of no further force or effect upon the Expiration Date. Notwithstanding the preceding sentence, this Article IV and Article V shall survive any termination of this Agreement. Nothing in this Article IV relieves any Party of any liability for any breach of any covenant or agreement contained herein occurring prior to termination.

ARTICLE V

MISCELLANEOUS

Section 5.1 Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses, whether or not the Merger is consummated.

Section 5.2 Notices. All notices and other communications hereunder shall be in writing and shall be delivered by hand, by facsimile, or by overnight courier service (except for notices specifically required to be delivered orally). Such communications shall be deemed given to a Party (a) at the time and on the date of delivery, if delivered by hand or by facsimile (with, in the case of delivery by facsimile, confirmation of date and time of transmission by the transmitting equipment, and such delivery by facsimile subsequently confirmed with a copy delivered as provided in clause (b) on the next Business Day), (b) at the end of the first Business Day following the date on which sent by overnight service by a nationally recognized courier service (costs prepaid), and (c) if sent by email, upon prompt confirmation by telephone of successful transmission of such email; provided that such email is followed up within one Business Day by dispatch pursuant to one of the other methods described herein.

Such communication in each case shall be delivered to the following addresses or facsimile numbers and marked to the attention of the person (by name or title) designated below (or to such other address, facsimile number, or person as a Party may designate by notice to the other Parties):

If to Parent, to:

Patterson-UTI Energy, Inc.

10713 West Sam Houston Parkway N., Suite 800

Houston, Texas 77064

Attention: General Counsel

Facsimile No.: (281) 765-7175

With a copy to (which does not constitute notice):

Vinson & Elkins L.L.P.

1001 Fannin Street, Suite 2500

Houston, Texas 77002

Attention: Stephen M. Gill

                  Douglas E. McWilliams

Facsimile No.: (713) 615-5956/ (713) 615-5725

Email: sgill@velaw.com

            dmcwilliams@velaw.com

If to the Stockholders:

c/o Axar Capital Management LP

1330 Avenue of the Americas, 6th Floor

New York, New York 10019

Attention: Andrew Axelrod

Facsimile No.: (212) 956-3127

Email: aaxelrod@axarcapital.com

            rmosquera@axarcapital.com

With a copy to (which does not constitute notice):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention: Project Egypt

Facsimile No.: (212) 403-2000

Email: Egypt067140001@wlrk.com

Section 5.3 Amendments; Waivers. This Agreement may not be amended, except by an instrument in writing signed by or on behalf of each of the Parties. The rights and remedies of the Parties are cumulative and not alternative. Neither any failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Legal Requirements, (i) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given; and (ii) no notice to or demand on one Party will be deemed to be a waiver of any obligation of that Party or of the right of the Party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

Section 5.4 Assignment. No Party may assign any of its rights or delegate any of its obligations under this Agreement without the prior written Consent of the other Parties. Any attempted assignment of this Agreement or of any such rights or delegation of obligations without such consent shall be void and of no effect. This Agreement will be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and permitted assigns.

Section 5.5 No Partnership, Agency, or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the Parties.

Section 5.6 Entire Agreement. This Agreement, including the schedules, exhibits, and amendments hereto and any other document or instrument referred to herein constitute the entire agreement among the Parties and supersede all other prior or contemporaneous agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof.

Section 5.7 No Third-Party Rights. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties) any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.

Section 5.8 Jurisdiction; Specific Performance; Waiver of Jury Trial.

(a) The Parties submit to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such Court does not have subject matter jurisdiction, to the Superior Court of the State of Delaware or, if jurisdiction is vested exclusively in the Federal courts of the United States, the Federal courts of the United States sitting in the State of Delaware, and hereby irrevocably and unconditionally agree that all claims with respect to any such claim shall be heard and determined in such Delaware court or, to the extent required by applicable Legal Requirements, in such Federal courts of the United States sitting in the State of Delaware. The Parties agree that a final judgment in any such claim is conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Legal Requirements. Each Party irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any related matter in any Delaware state or Federal court located in the State of Delaware and the defense of an inconvenient forum to the maintenance of such claim in any such court.

(b) The Parties acknowledge and agree that each Party would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that any breach of this Agreement by any Party could not be adequately compensated by monetary damages alone. Accordingly, in addition to any other right or remedy to which any Party may be entitled, at law or in equity, each Party shall be entitled to enforce any provision of this Agreement by a decree of specific performance and temporary, preliminary, and permanent injunctive relief to prevent breaches or threatened breaches of any of the provisions of this Agreement, without posting any bond or other undertaking. In the event that any action shall be brought by a Party in equity to enforce the provisions of the Agreement, no other Party shall allege or assert, and each Party hereby waives the defense, that there is an adequate remedy at law or that the award of specific performance is not an appropriate remedy for any reason of law or equity.

(c) Each of the parties irrevocably waives any and all rights to trial by jury in any action or proceeding between the Parties arising out of or relating to this Agreement and the transactions contemplated hereby.

Section 5.9 Governing Law. This Agreement and the agreements, instruments, and documents contemplated hereby, shall be governed by, and construed in accordance with, the Legal Requirements of the State of Delaware, without regard to any applicable principles of conflicts of law that might require the application of the Legal Requirements of any other jurisdiction.

Section 5.10 Interpretation. In this Agreement, unless a clear contrary intention appears: (a) the singular number includes the plural number and vice versa;; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are not prohibited by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (c) reference to any gender includes each other gender;; (d) reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (e) reference to any Legal Requirement means such Legal Requirement as amended, modified, codified, replaced, or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any Section or other provision of any Legal Requirement means that provision of such Legal Requirement from time to time in effect and constituting the substantive amendment, modification, codification, replacement, or reenactment of such Section or other provision; (f) hereunder,” “hereof,” “hereto,” “herein,” and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Section or other provision; (g) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (h) “or” is used in the inclusive sense of “and/or;”; (i) references to documents, instruments, or agreements shall be deemed to refer as well to all addenda, exhibits, schedules, or amendments thereto (but only to the extent, in the case of documents, instruments, or agreements that are the subject of representations and warranties set forth herein, copies of all addenda, exhibits, schedules, or amendments have been provided on or prior to the date of this Agreement to the Party to whom such representations and warranties are being made). This Agreement was negotiated by the Parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement to be construed or interpreted against any Party shall not apply to any construction or interpretation hereof. The headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement, and shall not be referred to in connection with the construction or interpretation of this Agreement.

Section 5.11 Counterparts. (a) The Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties; it being understood that all Parties need not sign the same counterpart.

(b) The exchange of signed copies of this Agreement or of any other document contemplated by this Agreement (including any amendment or any other change thereto) by any electronic means intended to preserve the original graphic and pictorial appearance of a document shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of an original Agreement or other document for all purposes. Signatures of the Parties transmitted by any electronic means referenced in the preceding sentence shall be deemed to be original signatures for all purposes.

(c) Notwithstanding the E-SIGN Act or any other Legal Requirement relating to or enabling the creation, execution, delivery, or recordation of any contract or signature by electronic means, and notwithstanding any course of conduct engaged in by the Parties, no Party shall be deemed to have executed this Agreement or any other document contemplated by this

Agreement (including any amendment or other change thereto) unless and until such Party shall have executed this Agreement or such document on paper by a handwritten original signature with current intention to authenticate this Agreement or such other contemplated document and an original of such signature has been exchanged by the Parties either by physical delivery or in the manner set forth in Section 5.11(b). “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.

Section 5.12 Severability. If any provision of this Agreement is held invalid, illegal, or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect, so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any Party.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date and year first written above.

PARENT

By:	/s/ John E. Vollmer III
Name:	John E. Vollmer III
Title:	Senior Vice President – Corporate Development, CFO and Treasurer

[Signature Page to Voting and Support Agreement]

STOCKHOLDERS

AXAR MASTER FUND LTD

By:	/s/ Andrew Axelrod
Name:	Andrew Axelrod
Title:	Authorized Signatory

STAR V PARTNERS LLC

By:	/s/ Andrew Axelrod
Name:	Andrew Axelrod
Title:	Authorized Signatory

[Signature Page to Voting and Support Agreement]